UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on July 14, 2026, Glucotrack, Inc. (the “Company”) entered into a securities purchase agreement as supplemented by a joinder dated August 4, 2026 (the “Purchase Agreement”), with certain investors (the “Bridge Investors”) pursuant to which the Company issued to the Bridge Investors senior secured convertible promissory notes (the “Bridge Notes”) and common stock purchase warrants (the “Bridge Warrants”). Beginning on September 22, 2026, the Company commenced the execution of amendments to the Bridge Warrants (the “Bridge Warrant Amendment”). Execution of such amendments remains ongoing. Pursuant to their terms, each Bridge Warrant Amendment becomes effective upon execution and delivery by the Company and the applicable holder. On September 25, 2026, in connection with the closing of the Company’s registered direct offering, the outstanding Bridge Notes were repaid in full.

As previously disclosed, on August 4, 2026, the Company entered into a securities purchase agreement (the “Interim PIPE SPA”) with an investor (the “PIPE Purchaser”) for a private placement of securities pursuant to which the Company issued pre-funded warrants and common stock purchase warrants (the “Common Warrants”). On September 22, 2026, the Company and the PIPE Purchaser entered into an amendment to the Common Warrants (the “Amendment No. 2 to Common Warrant”).

As previously disclosed, on September 10, 2026, the Company entered into a securities purchase agreement (the “September Purchase Agreement”) with certain investors (the “September Investors”) pursuant to which the Company issued to the September Investors senior secured convertible promissory notes (the “September Notes”) and common stock purchase warrants (the “September Warrants”). Beginning on September 22, 2026, the Company executed amendments to the September Notes (the “September Note Amendment”) and the September Warrants (the “September Warrant Amendment”). Pursuant to their terms, each September Warrant Amendment became effective upon execution and delivery by the Company and the applicable holder, and the September Note Amendments became effective upon execution and delivery of amendment counterparts by the Company and all holders of September Notes, which occurred on September 28, 2026.

The Bridge Warrant Amendment, Amendment No. 2 to Common Warrant, and September Warrant Amendment each remove provisions permitting downward adjustment to the Floor Price (as defined in the applicable purchase agreement). The September Note Amendment (i) removes provisions permitting downward adjustment to the Floor Price, (ii) revises certain anti-dilution adjustment provisions so that the Floor Price operates as an absolute floor below which no conversion may occur and no adjustment to the Conversion Price (as defined in the applicable purchase agreement) may reduce the Conversion Price below the Floor Price, and (iii) revises the make-whole payment provision so that any True-Up Amount (as defined in the applicable purchase agreement) may be satisfied only in cash.

The form of Bridge Warrant Amendment, Amendment No. 2 to Common Warrant, September Note Amendment, and September Warrant Amendment are filed as Exhibits 4.1, 4.2, 4.3, and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of such amendments are qualified in their entirety by reference to the full text thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Bridge Warrant Amendment
4.2	Form of Amendment No. 2 to Common Warrant
4.3	Form of September Note Amendment
4.4	Form of September Warrant Amendment
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2026

GLUCOTRACK, INC.

	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer